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                                                                       EXHIBIT 5
                          LEWIS, RICE & FINGERSH, L.C.

                                ATTORNEYS AT LAW

                          500 N. BROADWAY, SUITE 2000
                         ST. LOUIS, MISSOURI 63102-2147
TEL (314) 444-7600                WWW.LRF.COM                 FAX (314) 241-6056

                                 April 10, 2000

RightCHOICE Managed Care, Inc.
1831 Chestnut Street
St. Louis, Missouri 63103

                     Re: Registration Statement on Form S-4

Ladies & Gentlemen:

   You have requested our opinion regarding the issuance of up to 20,233,380 shares of the common stock, par value $0.01 per share (the "Common Stock"), of RightCHOICE Managed Care, Inc., a Delaware corporation (the "Company") in connection with a certain Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The Common Stock is to be issued by the Company pursuant to the terms of the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of March 14, 2000, among the Company, Blue Cross and Blue Shield of Missouri, a Missouri nonprofit health services corporation, RightCHOICE Managed Care, Inc., a Missouri corporation, and The Missouri Foundation For Health, a Missouri nonprofit public benefit corporation.

   In rendering this opinion, we have examined such corporate records and other documents, and reviewed such matters of law as we have deemed necessary or appropriate to render this opinion.

   Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Common Stock has been issued and paid for upon the terms and conditions set forth in the Registration Statement and the Reorganization Agreement, the Common Stock will be validly issued, fully paid and non-assessable.

   We consent to being named in the Registration Statement and in the related proxy statement--prospectus as the attorneys who passed upon the legality of the Common Stock, and to the filing of a copy of this opinion as an Exhibit to the Registration Statement.

                                          Very truly yours,

                                          LEWIS, RICE & FINGERSH, L.C.

                                          /s/ Lewis, Rice & Fingersh, L.C.

  ST. LOUIS, MISSOURI   .  KANSAS CITY, MISSOURI   .   ST. LOUIS COUNTY   .
      WASHINGTON, MISSOURI   .  BELLEVILLE, ILLINOIS   .   LEAWOOD, KANSAS